Exhibit 99.3

Contact:	David Stockert
Post Properties, Inc.
(404) 846-5000

Post Properties Announces Dismissal of Lawsuit Regarding

Alleged Violations of the Fair Housing Act and Americans with Disabilities Act

ATLANTA, September 29, 2009 – Post Properties, Inc. (NYSE: PPS) announced today that the United States District Court for the District of Columbia has dismissed in its entirety the lawsuit filed against the Company by the Equal Rights Center alleging various violations of the Fair Housing Act and the Americans with Disabilities Act. The lawsuit involved properties designed, constructed or operated by Post Properties. In the lawsuit, the plaintiff sought compensatory and punitive damages, an award of attorneys’ fees and costs of suit, as well as preliminary and permanent injunctive relief that included retrofitting multi-family units and public use areas to comply with the FHA and the ADA and prohibiting construction or sale of noncompliant units or communites. In granting the Company’s request to dismiss the suit, the Court held that the plaintiff lacked standing to bring the claims.

About Post Properties

Post Properties, founded more than 38 years ago, is one of the largest developers and operators of upscale multifamily communities in the United States. The Company’s mission is delivering superior satisfaction and value to its residents, associates, and investors, with a vision of being the first choice in quality multifamily living. Operating as a real estate investment trust (“REIT”), the Company focuses on developing and managing Post® branded resort-style garden and high density urban apartments. In addition, the Company develops high-quality condominiums and converts existing apartments to for-sale multifamily communities. Post Properties is headquartered in Atlanta, Georgia, and has operations in nine markets across the country.

Post Properties owns 19,864 apartment units in 55 communities, including 1,747 apartment units in five communities held in unconsolidated entities and 1,429 apartment units in four communities currently under construction and/or in lease-up. The Company is also developing and selling 362 for-sale condominium homes in three communities (including 129 units in one community held in an unconsolidated entity) and is converting apartment units in two communities initially consisting of 349 units into for-sale condominium homes through a taxable REIT subsidiary.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Such risks include the potential for the plaintiffs in the litigation described in this press release to appeal the Court’s dismissal of their lawsuit. It is not possible for the Company to predict whether such an appeal would be successful or the potential outcome of the lawsuit if re-instated on appeal. Other important risk factors regarding the Company are included in the filings the Company makes from time to time with the SEC, including the risk factors under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K dated December 31, 2008 and other risk factors as may be discussed in subsequent filings with the SEC. These risk factors could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward looking statements. All such risk factors are specifically incorporated by reference into this press release.

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